EXHIBIT 10.29

Indemnification Agreement

([name])

This Indemnification Agreement (this “Agreement”) is entered into by Stericycle, Inc., a Delaware corporation (“Stericycle”), and [name] (the “Indemnitee”), as of [date].

Background:

A.

The potential liabilities and cost of defense of lawsuits filed against corporate officers, directors, employees and agents in connection with the performance of their duties pose a significant deterrent to experienced and capable individuals who might otherwise be willing to serve or to continue to serve as officers, directors, employees or agents of Stericycle.

B.

As an inducement to the Indemnitee to serve or to continue to serve as an officer, director, employee or agent of Stericycle, Stericycle desires to provide the lndemnitee with specific contractual assurances of indemnification protection to the fullest extent permitted by law.

Now, therefore, in consideration of their mutual promises, Stericycle and the Indemnitee agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit A.

2.	Indemnification

Stericycle shall indemnify the lndemnitee against all Judgments and Expenses that the lndemnitee suffers or incurs in connection with any pending, completed or threatened Proceeding (other than a Derivative Proceeding) to which the Indemnitee is or was or is threatened to be made a party, or in which the lndemnitee is or was or is threatened to be made a witness or other participant, by reason of any action or inaction by the lndemnitee while providing Covered Service, whether before or after the date of this Agreement:

(a)	if the Indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, Stericycle’s best interests; or
(b)	in the case of a criminal Proceeding, if the lndemnitee did not have reasonable cause to believe that his or her conduct was unlawful.

The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, Stericycle’s best interests or, in the case of a criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

3.	Derivative Proceedings

Stericycle shall indemnify the Indemnitee against all Expenses that the Indemnitee suffers or incurs in connection with the defense or settlement of any pending, completed or threatened Derivative Proceeding to which the Indemnitee is or was or is threatened to be made a party, or in which the Indemnitee is or was or is threatened to be made a witness or other participant, by reason of any action or inaction by the lndemnitee while providing Covered Service, whether before or after the date of this Agreement:

(a)	if the Indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, Stericycle’s best interests; and
(b)

in addition, in the case of any claim, issue or matter as to which the Indemnitee has been adjudged liable to Stericycle, if (and only to the extent that) the court in which the Derivative Proceeding was brought determines upon application that despite the adjudication of liability, but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for those Expenses that the court considers proper.

4.	Advances

Upon the Indemnitee’s written request, Stericycle shall advance the Expenses incurred by the Indemnitee in defending any Proceeding or Derivative Proceeding if the Indemnitee provides Stericycle with the Indemnitee’s written undertaking to repay the amounts advanced, without interest, if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Agreement. No security shall be required on the Indemnitee’s undertaking.

If the lndemnitee provides this undertaking, Stericycle’s obligation to advance the Expenses incurred by the Indemnitee shall continue during the pendency of any action by the lndemnitee under Paragraph 6 to enforce his or her rights under this Agreement, notwithstanding any determination under Paragraph 5 that indemnification is not proper because the Indemnitee failed to meet the applicable standard of conduct.

5.	Procedures

Except as ordered by a court, indemnification under Paragraph 2 or 3 shall be made only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the lndemnitee has met the applicable standard of conduct. This determination shall be made as follows:

(a)	by the Board of Directors of Stericycle, by a majority vote of a quorum consisting of directors who were not parties to the Proceeding or Derivative Proceeding; or
(b)	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or
(c)	if such a quorum is not obtainable, or if it is obtainable but a quorum of disinterested directors directs, by independent legal counsel in a written opinion to the

Board of Directors; or
(d)	by Stericycle’s stockholders.
6.	Right To Indemnification

The Indemnitee’s rights under this Agreement may be enforced by the Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on Stericycle. Neither a determination under Paragraph 5 that indemnification is not proper, nor the fact that a determination has not yet been made, shall be a defense to the Indemnitee’s action to enforce his or her rights or create a presumption that the Indemnitee has not met the applicable standard of conduct. If and to the extent that the Indemnitee is successful in asserting his or her rights under this Agreement, Stericycle shall also indemnify the Indemnitee for his or her related Expenses.

7.	Expenses of Successful Defense

Regardless of any contrary determination under Paragraph 5, Stericycle shall indemnify the Indemnitee against all of his or her Expenses to the extent that the Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding or Derivative Proceeding.

8.	Indemnification Not Exclusive

The rights to indemnification under this Agreement shall not be exclusive of any other rights that the Indemnitee may have under Stericycle’s certificate of incorporation or bylaws or under any agreement, vote of disinterested directors, vote of stockholders, or otherwise.

9.	Severability

If any provision of this Agreement is held invalid, illegal or unenforceable for any reason whatever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way, and to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.	Notice

The Indemnitee shall give Stericycle notice in writing as soon as reasonably practicable of any Proceeding against him or her for which indemnity will or could be sought under this Agreement. In addition, the Indemnitee shall provide Stericycle with such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power. Notice to Stericycle shall be directed to Stericycle, Inc., 28161 N. Keith Drive, Lake Forest, Illinois 60045 (or such other address as Stericycle shall designate in writing to the Indemnitee). Notice to the Indemnitee shall be directed to the address below the signature of the Indemnitee on this Agreement (or such other address as the Indemnitee shall designate in writing to Stericycle). Notices shall be deemed received three business days after the date postmarked, if sent by prepaid certified mail, return receipt requested, properly addressed or the next business day following dispatch by overnight courier service.

11.	Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both Stericycle and the Indemnitee.

12.	Governing Law

This Agreement shall be governed by the laws of the State of Delaware.

13.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same original.

14.	Prior Agreement

Notwithstanding anything to the contrary in Paragraph 8, this Agreement supersedes and replaces any prior indemnification agreement between Stericycle and the Indemnitee.

15.	Binding Effect

This Agreement shall be binding on the successors and assigns of Stericycle (including the surviving corporation in the event of any merger to which Stericycle is a party), and shall inure to the benefit of the lndemnitee and his or her heirs and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer, director, employee or agent of Stericycle.

[signatures follow on the next page]

In witness, the parties have signed this Agreement.

Stericycle, Inc.

By

[name]

[title]

[name]

Address:

Exhibit A

Definitions

Covered Service means (i) service as a director, officer, employee, agent or fiduciary of Stericycle, any Subsidiary, or any employee benefit plan maintained by Stericycle or any Subsidiary and (ii) service at Stericycle’s request as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, enterprise or employee benefit plan.

Derivative Proceeding means a Proceeding by Stericycle or by one or more stockholders in its name and on its behalf.

Expenses means attorneys’ fees and other costs and expenses actually and reasonably incurred in connection with the investigation of, preparation for, defense of and appeal of any Proceeding to which the Indemnitee is or was or is threatened to be made a party, or in which the Indemnitee is or was or is threatened to be made a witness or other participant, by reason of any action or inaction by the Indemnitee while providing Covered Service.

Judgments means judgments, fines, penalties and amounts paid in settlement (if the settlement is approved in advance by Stericycle, whose approval shall not be unreasonably withheld), including related interest, assessments and charges.

Proceeding means any action, suit, proceeding or alternative dispute resolution procedure, whether civil, criminal, administrative or investigative in nature, and any hearing, investigation or inquiry that reasonably might be expected to lead to the initiation of any action, suit, proceeding or alternative dispute resolution procedure.

Subsidiary means any corporation, limited liability company, partnership, joint venture, trust or other entity in which, at the time of the Covered Service in question, Stericycle directly or indirectly held a majority of the outstanding equity interests.